athenahealth, Inc. Reports First Quarter Fiscal Year 2017 Results

Company Revises Fiscal Year 2017 Financial Outlook

Q1 2017 Financial Results

•	11% Revenue Growth Over First Quarter of 2016

•	GAAP Operating Income of $1.1 million

•	Non-GAAP Adjusted Operating Income of $22.0 million

•	GAAP Net Loss of $1.4 million, or loss of $0.03 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $12.5 million, or $0.32 Per Diluted Share
WATERTOWN, MA – April 27, 2017 – athenahealth, Inc. (NASDAQ: ATHN) (“athenahealth” or “we”), a leading provider of network-enabled services and point-of-care mobile applications for hospital and ambulatory clients nationwide, today announced financial and operational results for the first quarter of fiscal year 2017. We will hold a conference call tomorrow, Friday, April 28, 2017, at 8:00 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.
“athenahealth is truly differentiated in the healthcare industry as the only national, single-instance cloud-based medical record in the country. Today, our network has grown to over 99,000 providers, 88 million unique patient records, and 2.8 million covered lives,” said Jonathan Bush, chairman and chief executive officer, athenahealth. “We are strategically and financially aligned with the destinies of our clients, which separates us from traditional on-premise software vendors. Despite revising our 2017 financial outlook, we believe we are well-positioned for another renaissance as government mandates wane and we dedicate our efforts to our unique product management. We strongly believe our business model is on the right side of history as we build out the healthcare internet.”
Q1 2017 Financial Results

•	Total revenue for the three months ended March 31, 2017, was $285.4 million, compared to $256.1 million in the same period last year, an increase of 11%.

•	For the three months ended March 31, 2017, GAAP Gross Margin was 49.4%, compared to 48.3% in the same period last year.

•	For the three months ended March 31, 2017, Service Automation Rate, formerly referred to as Non-GAAP Adjusted Gross Margin, was 61.7%, compared to 62.0% in the same period last year.

•
For the three months ended March 31, 2017, GAAP Operating Income was $1.1 million, or 0.4% of total revenue, compared to GAAP Operating Income of $0.3 million, or 0.1% of total revenue, in the same period last year.

•
For the three months ended March 31, 2017, Non-GAAP Adjusted Operating Income was $22.0 million, or 7.7% of total revenue, compared to $24.2 million, or 9.4% of total revenue, in the same period last year.

•
For the three months ended March 31, 2017, GAAP Net Loss was $1.4 million, or loss of $0.03 per diluted share, compared to GAAP Net Loss of $0.8 million, or loss of $0.02 per diluted share, in the same period last year.

•
For the three months ended March 31, 2017, Non-GAAP Adjusted Net Income was $12.5 million, or $0.32 per diluted share, compared to $13.4 million, or $0.34 per diluted share, in the same period last year.

“We’re making progress on our strategic priorities.  In the first quarter, we continued to reduce client work, enhance our offering in the small hospital market, and invest in our platform to support our growth,” said Karl Stubelis, chief financial officer, athenahealth. “While we grew the topline more than 11%, revenue during the first quarter came in below our expectations and we’re revising our outlook for the year. Beyond 2017, we remain confident in the opportunity we have to drive long-term revenue and earnings growth.”
Network Growth
We continued to expand our network across ambulatory (athenaOne), hospital (athenaOne for Hospitals & Health Systems) and population health (athenahealth Population Health). Our network growth metrics for Q4 2016 to Q1 2017 are summarized in the following table:

	athenaOne (Ambulatory)			athenaOne (Hospital)	Population Health
	Collector Providers	Clinicals Providers	Communicator Providers	Discharge Bed Days	Covered Lives
Ending Balance as of 12/31/16	96,542	49,482	57,861	6,107	2,215,451
Sequential Growth	2,406	2,791	2,209	5,243	562,509
Ending Balance as of 3/31/17	98,948	52,273	60,070	11,350	2,777,960
Sequential Growth %	2%	6%	4%	86%	25%
Revised Fiscal Year 2017 Outlook
Based on the weaker than expected trends experienced in the first quarter of fiscal year 2017, we have revised our fiscal year 2017 guidance as of April 27, 2017. Our revised fiscal year 2017 financial guidance is summarized in the following table:

For the Fiscal Year Ending December 31, 2017
Forward-Looking Guidance
Financial Measures
GAAP Total Revenue	$1,210 million - $1,250 million
GAAP Operating Income	$36 million - $46 million
Non-GAAP Adjusted Operating Income	$120 million - $140 million
Financial Metric
Annual Bookings	$350 million - $400 million

Use of Non-GAAP Financial Measures
In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at www.athenahealth.com.
Conference Call Information
To participate in our live conference call and webcast on Friday, April 28, 2017, at 8:00 a.m. Eastern Time, please dial 877-853-5645 (or 408-940-3868 for international calls) using conference code no. 90662303, or visit the Investors section of our website at www.athenahealth.com. A replay will be available for one week following the conference call at 855-859-2056 (and 404-537-3406 for international calls) using conference code no. 90662303. A webcast replay will also be archived on our website.
About athenahealth, Inc.
athenahealth partners with hospital and ambulatory clients to drive clinical and financial results. We offer medical record, revenue cycle, patient engagement, care coordination, and population health services. We combine insights from our network of 99,000 providers and 88 million patients with deep industry knowledge and perform administrative work at scale. For more information, please visit www.athenahealth.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding management’s expectations for future financial and operational performance and operating expenditures, expected growth, and business outlook, including our revised fiscal 2017 guidance; statements regarding our positioning in the market and our progress on building the healthcare internet; and statements found under our “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures for Fiscal Year 2017 Guidance” sections of this release. Forward-looking statements may be identified with words such as “will,” “may,” “expect,” “plan,” “anticipate,” “upcoming,” “believe,” “estimate,” or similar terminology, and the negative of these terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. These risks and uncertainties include: our highly competitive industry and our ability to compete effectively and remain innovative; the development of the market for cloud-based healthcare information technology services; changes in the healthcare industry and their impact on the demand for our services; our ability to maintain consistently high growth rates due to lengthening customer sales cycles; the impact of changes in our business model and structure; our ability to effectively manage our growth; our ability to protect our intellectual property; current and future litigation, including for intellectual property infringement; our dependence on third-party providers; risks and costs associated with our worldwide operations; our ability to attract and retain highly-skilled employees; our fluctuating operating results; our ability to retain our clients and maintain client revenue; our tax liability; our variable sales and implementation cycles; the timing at which we recognize certain revenue and our ability to evaluate our prospects; defects and errors in our software or services, or interruptions or damages to our systems or those of third parties on which we rely; a data security breach; limitations on our use of data; the effect of payer and provider conduct; the failure of our services to provide accurate and timely information; changing government regulation and the costs and challenges of compliance; the potential for illegal behavior by employees or subcontractors; and the price volatility of our common stock. Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.athenahealth.com and on the SEC’s website at www.sec.gov.

Contact Info:
Dana Quattrochi
athenahealth, Inc. (Investors)
investorrelations@athenahealth.com
(617) 402-1329

Holly Spring
athenahealth, Inc. (Media)
media@athenahealth.com
(617) 402-1631

athenahealth, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except per share amounts)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$98.0	$147.4
Accounts receivable, net	164.3	161.6
Prepaid expenses and other current assets	41.4	34.2
Total current assets	303.7	343.2
Property and equipment, net	361.1	347.7
Capitalized software costs, net	125.3	125.8
Purchased intangible assets, net	107.7	112.1
Goodwill	240.7	240.7
Deferred tax assets	50.4	2.2
Investments and other assets	17.2	17.5
Total assets	$1,206.1	$1,189.2
Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$4.4	$9.5
Accrued compensation	55.6	89.7
Accrued expenses	57.0	51.7
Current portion of long-term debt	14.6	18.3
Deferred revenue	33.6	28.7
Total current liabilities	165.2	197.9
Deferred rent, net of current portion	30.8	30.8
Long-term debt, net of current portion	269.1	272.8
Deferred revenue, net of current portion	47.3	48.4
Other long-term liabilities	6.3	6.0
Total liabilities	518.7	555.9
Stockholders’ equity:
Preferred stock, $0.01 par value: 5.0 shares authorized; no shares issued and outstanding at March 31, 2017 and December 31, 2016	—	—
Common stock, $0.01 par value: 125.0 shares authorized; 41.1 shares issued and 39.8 shares outstanding at March 31, 2017; 40.8 shares issued and 39.5 shares outstanding at December 31, 2016	0.4	0.4
Additional paid-in capital	598.4	591.5
Treasury stock, at cost, 1.3 shares	(1.2)	(1.2)
Accumulated other comprehensive loss	(0.5)	(0.9)
Retained earnings	90.3	43.5
Total stockholders’ equity	687.4	633.3
Total liabilities and stockholders’ equity	$1,206.1	$1,189.2

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Revenue:
Business services	$278.3	$247.5
Implementation and other	7.1	8.6
Total revenue	285.4	256.1
Cost of revenue	144.4	132.4
Gross profit	141.0	123.7
Other operating expenses:
Selling and marketing	65.7	59.8
Research and development	42.8	30.3
General and administrative	31.4	33.3
Total other operating expenses	139.9	123.4
Operating income	1.1	0.3
Other expense	(1.2)	(1.8)
Loss before income tax (provision) benefit	(0.1)	(1.5)
Income tax (provision) benefit	(1.3)	0.7
Net loss	$(1.4)	$(0.8)
Net loss per share – Basic	$(0.03)	$(0.02)
Net loss per share – Diluted	$(0.03)	$(0.02)
Weighted average shares used in computing net loss per share:
Basic	39.6	39.0
Diluted	39.6	39.0

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1.4)	$(0.8)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	37.5	33.0
Deferred income tax	1.0	(1.0)
Stock-based compensation expense	14.2	15.2
Other reconciling adjustments	0.1	0.1
Changes in operating assets and liabilities:
Accounts receivable, net	(2.7)	0.9
Prepaid expenses and other current assets	(7.2)	(5.1)
Other long-term assets	0.3	(0.2)
Accounts payable	(1.2)	(4.4)
Accrued expenses and other long-term liabilities	0.1	9.5
Accrued compensation	(35.9)	(38.8)
Deferred revenue	3.7	(0.7)
Deferred rent	0.3	0.6
Net cash provided by operating activities	8.8	8.3
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software costs	(17.0)	(20.8)
Purchases of property and equipment	(24.9)	(18.7)
Net cash used in investing activities	(41.9)	(39.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under stock plans and warrants	5.5	5.8
Taxes paid related to net share settlement of stock awards	(14.5)	(16.0)
Payments on long-term debt	(7.5)	—
Net cash used in financing activities	(16.5)	(10.2)
Effect of exchange rate changes on cash and cash equivalents	0.2	0.1
Net decrease in cash and cash equivalents	(49.4)	(41.3)
Cash and cash equivalents at beginning of period	147.4	141.9
Cash and cash equivalents at end of period	$98.0	$100.6

athenahealth, Inc.
STOCK-BASED COMPENSATION
(Unaudited, in millions)

Set forth below is a breakout of stock-based compensation impacting the Condensed Consolidated Statements of Income for the three months ended March 31, 2017, and 2016:

(unaudited, in millions)	Three Months Ended March 31,
	2017	2016
Stock-based compensation charged to Condensed Consolidated Statements of Income:
Cost of revenue	$3.7	$4.8
Selling and marketing	4.4	4.1
Research and development	3.4	2.7
General and administrative	2.7	3.6
Total stock-based compensation expense	14.2	15.2
Amortization of capitalized stock-based compensation related to software development allocated to cost of revenue (1)	1.0	1.2
Amortization of capitalized stock-based compensation related to software development allocated to research and development (1)	0.1	—
Total	$15.3	$16.4

(1)
In addition, for the three months ended March 31, 2017, and 2016, $0.6 million and $0.2 million, respectively, of stock-based compensation was capitalized in the line item Capitalized software costs, net in the Condensed Consolidated Balance Sheets.

athenahealth, Inc.
AMORTIZATION OF PURCHASED INTANGIBLE ASSETS
(Unaudited, in millions)

Set forth below is a breakout of amortization of purchased intangible assets impacting the Condensed Consolidated Statements of Income for the three months ended March 31, 2017, and 2016:

(unaudited, in millions)	Three Months Ended March 31,
	2017	2016
Amortization of purchased intangible assets allocated to:
Cost of revenue	$1.1	$3.3
Selling and marketing	3.3	2.9
Total amortization of purchased intangible assets	$4.4	$6.2

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES
(Unaudited, in millions, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.
Please note that these figures may not sum exactly due to rounding.

Non-GAAP Adjusted Gross Margin and Service Automation Rate
Set forth below is a presentation of our “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue and our “Service Automation Profit” and “Service Automation Rate,” which represents Service Automation Profit as a percentage of total revenue.

(unaudited, in millions)	Three Months Ended
	March 31,
	2017	2016

Total revenue	$285.4	$256.1
Cost of revenue	144.4	132.4

GAAP Gross Profit	141.0	123.7

GAAP Gross Margin	49.4%	48.3%

Add: Stock-based compensation allocated to cost of revenue	3.7	4.8
Add: Amortization of capitalized stock-based compensation related to software development allocated to cost of revenue	1.0	1.2
Add: Amortization of purchased intangible assets allocated to cost of revenue	1.1	3.3
Add: Integration and transaction costs allocated to cost of revenue	0.1	—

Non-GAAP Adjusted Gross Profit (as redefined)	$146.9	$133.0

Non-GAAP Adjusted Gross Margin (as redefined)	51.5%	51.9%

Add: Amortization and depreciation expense allocated to cost of revenue	24.8	21.8
Add: Overhead expense allocated to cost of revenue	4.4	4.1

Service Automation Profit (1)	$176.1	$158.9
Service Automation Rate (1)	61.7%	62.0%

(1)	Service Automation Profit and Rate, formerly referred to as Non-GAAP Adjusted Gross Profit and Margin, excludes amortization, depreciation, and overhead costs.

Non-GAAP Adjusted Operating Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin,” which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

(unaudited, in millions)	Three Months Ended
	March 31,
	2017	2016

Total revenue	$285.4	$256.1

GAAP net loss	(1.4)	(0.8)
Add: Provision for (benefit from) income taxes	1.3	(0.7)
Add: Total other expense	1.2	1.8
GAAP operating income	$1.1	$0.3

GAAP operating margin	0.4%	0.1%

Add: Stock-based compensation expense	14.2	15.2
Add: Amortization of capitalized stock-based compensation related to software development	1.1	1.2
Add: Amortization of purchased intangible assets	4.4	6.2
Add: Integration and transaction costs	1.2	0.2
Add: Exit costs, including restructuring costs	—	1.1

Non-GAAP Adjusted Operating Income	$22.0	$24.2

Non-GAAP Adjusted Operating Income Margin	7.7%	9.4%

Non-GAAP Adjusted Net Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Net Income.”

(unaudited, in millions, except per share amounts)	Three Months Ended
	March 31,
	2017	2016

GAAP net loss	$(1.4)	$(0.8)
Add: Stock-based compensation expense	14.2	15.2
Add: Amortization of capitalized stock-based compensation related to software development	1.1	1.2
Add: Amortization of purchased intangible assets	4.4	6.2
Add: Integration and transaction costs	1.2	0.2
Add: Exit costs, including restructuring costs	—	1.1

Sub-total of tax deductible items	20.9	23.9

Add: Tax impact of tax deductible items (1)	(8.4)	(9.6)
Add: Tax impact resulting from applying non-GAAP tax rate (2)	1.4	(0.1)

Non-GAAP Adjusted Net Income	$12.5	$13.4

Weighted average shares - diluted	39.6	39.0

Non-GAAP Adjusted Net Income per Diluted Share	$0.32	$0.34

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net loss to a non-GAAP tax rate of 40%. We used a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.

Non-GAAP Adjusted Net Income per Diluted Share
Set forth below is a reconciliation of our “Non-GAAP Adjusted Net Income per Diluted Share.”

(unaudited, in millions, except per share amounts)	Three Months Ended
	March 31,
	2017	2016

GAAP net loss per share - diluted	$(0.03)	$(0.02)
Add: Stock-based compensation expense	0.36	0.39
Add: Amortization of capitalized stock-based compensation related to software development	0.03	0.03
Add: Amortization of purchased intangible assets	0.11	0.16
Add: Integration and transaction costs	0.03	0.01
Add: Exit costs, including restructuring costs	—	0.03

Sub-total of tax deductible items	0.53	0.61

Add: Tax impact of tax deductible items (1)	(0.21)	(0.25)
Add: Tax impact resulting from applying non-GAAP tax rate (2)	0.04	—

Non-GAAP Adjusted Net Income per Diluted Share	$0.32	$0.34

Weighted average shares - diluted	39.6	39.0

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net loss to a non-GAAP tax rate of 40%. We used a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES FOR FISCAL YEAR 2017 GUIDANCE
(Unaudited, in millions, except per share amounts)
Please note that the figures presented below may not sum exactly due to rounding.
Non-GAAP Adjusted Operating Income Guidance
Set forth below is a reconciliation of our “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin” guidance for fiscal year 2017, which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

	LOW	HIGH
	Fiscal Year Ending December 31, 2017
Total revenue	$1,210	$1,250

GAAP operating income	$36	$46

GAAP operating income margin	3.0%	3.7%

Add: Stock-based compensation expense	60	70
Add: Amortization of capitalized stock-based compensation related to software development	2	2
Add: Amortization of purchased intangible assets	17	17
Add: Integration and transaction costs	5	5
Add: Exit costs, including restructuring (1)	—	—
Add: Gain or loss on investments (1)	—	—

Non-GAAP Adjusted Operating Income	$120	$140

Non-GAAP Adjusted Operating Income Margin	9.9%	11.2%

(1)
We currently do not anticipate exit costs, including restructuring or gain or loss on investments during fiscal year 2017. However, if these items occur in fiscal year 2017, we would exclude these items from our Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Income Margin.

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of athenahealth and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.
In Q4 2016, management redefined “Non-GAAP Adjusted Gross Profit” as total revenue, less cost of revenue, plus (1) stock-based compensation expense allocated to cost of revenue, (2) amortization of purchased intangible assets allocated to cost of revenue, (3) integration and transactions costs allocated to cost of revenue, and (4) exit costs, including restructuring costs allocated to cost of revenue, and “Non-GAAP Adjusted Gross Margin” as Non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management defines “Service Automation Profit,” formerly referred to as Non-GAAP Adjusted Gross Profit, as total revenue, less cost of revenue, plus (1) stock-based compensation expense allocated to cost of revenue, (2) amortization of purchased intangible assets allocated to cost of revenue, (3) integration and transaction costs allocated to cost of revenue, (4) exit costs, including restructuring costs allocated to cost of revenue, (5) amortization and depreciation expense allocated to cost of revenue, and (6) overhead expense allocated to cost of revenue, and “Service Automation Rate,” formerly referred to as Non-GAAP Adjusted Gross Margin, as Service Automation Profit as a percentage of total revenue. Management considers these non-GAAP financial measures and metrics to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends. Moreover, management believes that these measures and metrics enable investors and financial analysts to closely monitor and understand changes in our ability to generate income from ongoing business operations.
Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes; total other expense (income); stock-based compensation expense; amortization of capitalized stock-based compensation related to software development; amortization of purchased intangible assets; integration and transaction costs; exit costs, including restructuring costs; and gain or loss on investments; and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income (loss) before stock-based compensation expense; amortization of capitalized stock-based compensation related to software development; amortization of purchased intangible assets; integration and transaction costs; exit costs, including restructuring costs; and gain or loss on investments and any tax impact related to these preceding items; and an adjustment to the tax provision for the non-GAAP tax rate and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in our ability to generate income from ongoing business operations.
Management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure or metric referenced above for the reasons set forth with respect to that excluded item:

•
Stock-based compensation expense and amortization of capitalized stock-based compensation related to software development — excluded because these are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

•
Amortization of purchased intangible assets — purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Integration and transaction costs — Integration costs are the severance payments and retention bonuses for certain employees related to specific transactions. Transaction costs are costs related to strategic transactions. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Exit costs, including restructuring costs — represents costs related to workforce reductions and to terminate certain lease or other agreements for strategic realignment purposes. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are incurred.

•
Gain or loss on investments — represents gains or losses on the sales, conversions, or impairments of our investments, such as marketable securities and More Disruption Please Accelerator investments. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.

•
Non-GAAP tax rate — We use a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.